Exhibit 10.4
ORIGINOIL, INC.
STOCK OPTION AGREEMENT

This Stock Option Agreement ("Agreement") is made and entered into as of the date set forth below, by and between OriginOil, Inc., a Nevada corporation (the "Company"), and the employee of the Company named in Section 1(b) ("Optionee").

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.  Option Information.

(a)	Date of Option:	April 12, 2013

(b)	Optionee:	T. Riggs Eckelberry

(c)	Number of Shares:	759,645

(d)	Exercise Price:	$0.43

2.  Acknowledgements.

(a)	Optionee is an employee, officer and director of the Company.

(b)
The Board of Directors of the Company (the “Board”) has authorized the granting to Optionee of a stock option ("Option") to purchase shares of common stock of the Company ("Common Stock") upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereunder.

3.  Shares; Price.  The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Common Stock set forth in Section 1(c) above (the "Shares") at the price per Share set forth in Section 1(d) above (the "Exercise Price").

4.  Term of Option; Continuation of Employment.  This Option shall expire, and all rights hereunder to purchase the Shares shall terminate 5 years from the date hereof. This Option shall earlier terminate subject to Sections 7 and 8 hereof upon, and as of the date of, the termination of Optionee's employment if such termination occurs prior to the end of such 5 year period. Nothing contained herein shall confer upon Optionee the right to the continuation of his employment by the Company or to interfere with the right of the Company to terminate such employment or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

5.  Vesting of Option.  Subject to the provisions of Sections 7 and 8 hereof, this Option shall become exercisable during the term of Optionee's employment. This Option shall vest in full immediately upon grant.

6.  Exercise.

(a)
This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice and (c) a written investment representation as provided for in Section 12 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime, except as provided in Section 8 hereof.

(b)
Anything herein to the contrary notwithstanding, to the extent and only to the extent vested, the Option may also be exercised (as to the Shares vested) at such time by means of a “cashless exercise” in which the Optionee shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing:

[(A-B) (X)] by (A), where:

(A) equals the closing price of the Company’s Common Stock, as reported (in order of priority) on the Trading Market on which the Company’s Common Stock is then listed or quoted for trading on the Trading Date preceding the date of the election to exercise; or, if the Company’s Common Stock is not then listed or traded on a Trading Market, then the fair market value of a share of Common Stock as determined by the Board;

(B) equals the Exercise Price of the Option, as adjusted from time to time in accordance herewith; and

(X) equals the number of vested Shares issuable upon exercise of this Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise (or, if the Option is being exercised only as to a portion of the shares as to which it has vested, the portion of the Option being exercised at the time the cashless exercise is made pursuant to this Section 6).

For purposes of this Agreement:

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means, in order of priority, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, NYSE MKT LLC, the OTCBB, the OTCQB or the Pink Sheets.

7.  Termination of Employment.  If Optionee shall cease to be employed by the Company  for any reason, whether voluntarily or involuntarily, other than by his or her death, Optionee (or if the Optionee shall die after such termination, but prior to such exercise date, Optionee's personal representative or the person entitled to succeed to the Option) shall have the right at any time within six (6) months following such termination of employment or the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the date of termination of employment and had not previously been exercised; provided, however: (i) if Optionee is permanently disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, the foregoing six month (6) period shall be extended in the discretion of the Board of Directors to up to one (1) year; or (ii) if Optionee is terminated "for cause" as defined in any applicable employment, or in the absence of an employment agreement then defined as (i) Optionee’s conviction of or entrance of a plea of guilty or nolo contendere to a felony; or (ii) Optionee is engaging or has engaged in material fraud, material dishonesty, or other acts of willful and continued misconduct in connection with the business affairs of the Company, this Option shall automatically terminate as to all Shares covered by this Option not exercised prior to termination. Unless earlier terminated, all rights under this Option shall terminate in any event on the expiration date of this Option as defined in Section 4 hereof.

8.  Death of Optionee.  If the Optionee shall die while in the employ of the Company, Optionee's personal representative or the person entitled to Optionee's rights hereunder may at any time within six (6) months after the date of Optionee's death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee's death, as such may be accelerated by the Board of Directors; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9.  Adjustment of Exerise Price and Number of Common Stock. The number of shares of Common Stock deliverable upon exercise of this Option (or any shares of stock or other securities or property receivable upon exercise of this Option) and the Exercise Price are subject to adjustment upon occurrence of the following events:

(a)           Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Exercise Price of this Option shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Option (or any shares of stock or other securities at the time deliverable upon exercise of this Option) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Exercise Price of this Option shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Option (or any shares of stock or other securities at the time deliverable upon exercise of this Option) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

(b)           Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Option) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the holder of this Option on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 9.

(c)           Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(d)           Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another entity, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 9. The foregoing provisions of this Section 9(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Option with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

10.  No Rights as Shareholder.  Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided for herein.

11.    Additional Consideration.  Should the Internal Revenue Service determine that the Exercise Price established by the Board as the fair market value per Share is less than the fair market value per Share as of the date of Option grant, Optionee hereby agrees to tender such additional consideration, or agrees to tender upon exercise of all or a portion of this Option, such fair market value per Share as is determined by the Internal Revenue Service.

12. Modifications, Extension and Renewal of Options.  The Board may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised).

13.  Investment Intent; Restrictions on Transfer.

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

(b) Optionee further represents that Optionee has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

14.  Stand-off Agreement.  Optionee agrees that in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

15.  Notices.  Any notice required to be given pursuant to this Option shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided to the Company by Optionee for his or her employee records.

16.  Applicable Law.  This Option has been granted, executed and delivered in the State of Nevada, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Option as of the date first above written.

COMPANY:	OriginOil, Inc.

	By:	/s/ Steven Glovsky
Name: Steven Glovsky
Title: Director

OPTIONEE:

	By:	/s/ T. Riggs Eckelberry
(signature)
Name: T. Riggs Eckelberry

(one of the following, as appropriate, shall be signed)

Appendix A

NOTICE OF EXERCISE

OriginOil, Inc.

Re: Stock Option

Notice is hereby given pursuant to Section 6 of my Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Stock Option Agreement dated: ____________

Number of shares being purchased: ____________

Exercise Price: $____________

By exercising this Option, I hereby make the following election:

	Tender herewith payment of the Exercise Price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

	If applicable pursuant to the cashless exercise feature set forth in Section 6(b).

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws.

I understand that the certificate representing the Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Shares.

By:
(signature)
Name: